EXHIBIT 24



                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Delcath Systems, Inc., a Delaware corporation (the "Company"), hereby severally constitute and appoint M.
S. Koly and Paul M. Feinstein, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, and with full powers of substitution and resubstitution, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 relating to the public offer of shares of the Company's common stock, par value $0.01 and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or either of them, or their substitute or substitutes, to said Registration Statement and any and all amendments thereto. Signature Title Date

                             President and Chief Executive        April 19, 2004
/s/ M. S. Koly               Officer (Principal Executive
----------------------       Officer) and Director
M.S. Koly


/s/ Paul M. Feinstein        Chief Financial Officer (Principal   April 19, 2004
----------------------       Financial and Accounting Officer)
Paul M. Feinstein


----------------------       Chairman and Director                _____ __, 2004
Samuel Herschkowitz, M.D.


/s/ Mark A. Corigliano       Director                             April 19, 2004
----------------------
Mark A. Corigliano


/s/ Daniel Isdaner           Director                             April 19, 2004
----------------------
Daniel Isdaner


/s/ Victor Nevins            Director                             April 19, 2004
-----------------------
Victor Nevins